UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024

GAN Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-39274	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 1900, Irvine, CA	92618
(Address of Principal Executive Offices)	Zip Code

(833) 565-0550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special general meeting of the shareholders of GAN Limited (“GAN”) was held on February 13, 2024 to consider and vote upon the following proposals:

1.	Merger Agreement. To approve and adopt the Agreement and Plan of Merger, dated as of November 7, 2023 (the “Merger Agreement”), by and among GAN, SEGA SAMMY CREATION INC., a Japanese corporation, and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of SSC (“Merger Sub”), the statutory merger agreement attached as an exhibit to the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement and the statutory merger agreement, including the merger of Merger Sub with and into GAN (the “Merger”) (the “Merger Proposal”).

2.	Golden Parachute Compensation. To approve, on an advisory (non-binding) basis, the compensation that may become payable to the named executive officers of GAN in connection with the Merger (the “Compensation Advisory Proposal”); and

3.	Adjournment of the Special Meeting. To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the meeting (the “Adjournment Proposal”).

The proposals are more fully described in GAN’s definitive proxy statement filed with the Securities and Exchange Commission on January 9, 2024, and mailed to shareholders entitled to vote at the meeting.

At the meeting, the shareholders approved the Merger Proposal. As a result, shareholder action on the Adjournment Proposal was not required.

There were 22,872,910 ordinary shares of GAN present in person or represented by proxy and entitled to vote at the meeting, representing approximately 51% of the issued shares and entitled to vote. The final voting results of each proposal are as follows:

Merger Proposal:

For	Against	Abstain	Broker Non-Votes
21,880,303	799,990	192,617	0

Compensation Advisory Proposal:

For	Against	Abstain	Broker Non-Votes
18,259,173	4,275,731	338,006	0

Adjournment Proposal:

For	Against	Abstain	Broker Non-Votes
21,315,051	1,318,561	239,298	0

Item 7.01. Regulation FD Disclosure.

On February 13, 2024, GAN issued a press release announcing the approval of the Merger Proposal by its shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated February 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2024	GAN Limited

	By:	/s/ Seamus McGill
	Name:	Seamus McGill
	Title:	Chief Executive Officer

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